Exhibit 5.1

September 25, 2014

Trinity Industries, Inc.

2525 N. Stemmons Freeway

Dallas, Texas 75207

Ladies and Gentlemen:

We have acted as counsel to Trinity Industries, Inc., a Delaware corporation (the “Company”), each of the entities listed on Schedule A attached hereto (the “Corporate Guarantors”) and each of the entities listed on Schedule B attached hereto (the “LLC Guarantors” and, together with the Corporate Guarantors, the “Co-Registrants”) with respect to the public offering and issuance of $400,000,000 principal amount of the Company’s 4.550% Senior Notes due 2024 (the “Notes”) and the guarantees thereof by the Co-Registrants (the “Guarantees” and, together with the Notes, the “Securities”). The Securities are being offered and sold by the Company pursuant to a registration statement on Form S-3 (as amended or supplemented, the “Registration Statement”), filed with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder (the “1933 Act”), on September 15, 2014 (File No. 333-198744), as supplemented by that certain prospectus supplement dated September 22, 2014 (the “Prospectus Supplement”). The Securities are proposed to be sold to the several underwriters (the “Underwriters”) named in Schedule 1 to the Underwriting Agreement (the “Underwriting Agreement”).

The Securities are being issued under that certain Senior Notes Indenture (the “Base Indenture”), dated as of September 25, 2014, entered into by the Company, the Co-Registrants and Wells Fargo Bank, National Association, as trustee (the “Trustee”), filed as Exhibit 4.1 to the Current Report on Form 8-K filed with the Commission on September 25, 2014 (the “Form 8-K”), as supplemented by that certain First Supplemental Indenture (the “First Supplemental Indenture”) entered into by the Company, the Co-Registrants and the Trustee, filed as Exhibit 4.2 to the Form 8-K.

We have examined originals or copies, certified or otherwise identified to our satisfaction, of: (i) the Certificate of Incorporation and Bylaws of the Company, each as amended and/or restated as of the date hereof, (ii) the organizational documents of each of the Co-Registrants, each as amended and/or restated as of the date hereof, (iii) the Registration Statement and all exhibits thereto, (iv) the Prospectus Supplement, (v) the minutes and records of the corporate proceedings of the Company and the Co-Registrants with respect to the issuance and sale of the Securities and the issuance of the Guarantees by the Co-Registrants, (vi) the Base Indenture, (vii) the First Supplemental Indenture, (viii) the form of global note representing the Notes, (ix) the form of Underwriting Agreement and (x) such other certificates, statutes, instruments, and documents as we considered appropriate for purposes of the opinions hereafter expressed.

Trinity Industries, Inc.

September 25, 2014

In making the foregoing examinations, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents submitted to us as certified or photostatic copies thereof, and the authenticity of the originals of such latter documents.

As to various questions of fact material to the opinions expressed below, we have, without independent third party verification of their accuracy, relied in part, and to the extent we deemed reasonably necessary or appropriate, upon the representations and warranties of the Company and/or the Co-Registrants contained in such documents, records, certificates, instruments, or representations furnished or made available to us by the Company and/or the Co-Registrants.

In connection with this opinion, we have assumed that prior to, or in connection with, the issuance of any Securities: (i) the Company and any of the Corporate Guarantors issuing a Guarantee will continue to be incorporated and in existence and good standing under the laws of the State of Delaware, (ii) any LLC Guarantor issuing a Guarantee will continue to be organized and in existence under the laws of the State of Delaware, (iii) the Registration Statement and any amendments thereto (including post-effective amendments and any and all Prospectus Supplement(s)) will remain effective, (iv) no stop order of the Commission preventing or suspending the use of the prospectus contained in the Registration Statement or any Prospectus Supplement will have been issued, (v) the prospectus contained in the Registration Statement and the Prospectus Supplement will have been delivered to the purchaser of the Securities as required in accordance with applicable law, (vi) all Securities will be issued and sold in compliance with applicable federal and state securities laws and in the manner stated in the Registration Statement and the Prospectus Supplement and (vii) the Underwriting Agreement will have been duly authorized and validly executed and delivered by the parties thereto (other than the Company) and will be enforceable obligations of the parties thereto (other than the Company).

Based on the foregoing, and subject to the assumptions, qualifications, limitations, and exceptions set forth herein, we are of the opinion that when (a) the Securities have been duly established in conformity with the Base Indenture and the First Supplemental Indenture and duly authenticated by the Trustee and (b) such Securities have been duly executed and delivered against payment therefor in accordance with the Underwriting Agreement, the Base Indenture and the First Supplemental Indenture and issued and sold as contemplated in the Registration Statement and the Prospectus Supplement, (i) the Notes will constitute valid and binding obligations of the Company and (ii) each Co-Registrant’s Guarantee will constitute the valid and binding obligation of such Co-Registrant as to the Notes.

Trinity Industries, Inc.

September 25, 2014

The opinions set forth above are subject to the following qualifications and exceptions:

1. The above opinions are subject to: (a) the effect of any applicable bankruptcy, insolvency, reorganization, moratorium, or other similar law of general application affecting creditors’ rights, (b) provisions of applicable law pertaining to the voidability of preferential or fraudulent transfers and conveyances, (c) generally applicable laws that may limit the enforceability of provisions releasing, exculpating or exempting a party from, or requiring indemnification of a party for, liability for its own action or inaction, to the extent the action or inaction involves gross negligence, recklessness, willful misconduct, or unlawful conduct, and (d) the fact that the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

2. The above opinions are subject to the effect of general principles of equity, including, without limitation, concepts of materiality, reasonableness, good faith, and fair dealing, and other similar doctrines affecting the enforceability of agreements generally (regardless of whether considered in a proceeding in equity or at law).

The opinions expressed herein are limited to the federal laws of the United States of America, and, to the extent relevant to the opinions expressed herein, (i) the General Corporation Law of the State of Delaware and the Delaware Limited Liability Act and (ii) the laws of the State of New York (including the statutory provisions and reported judicial decisions interpreting the state laws of the State of New York).

We hereby consent to the filing of this opinion as Exhibit 5.1 to the Form 8-K that is incorporated by reference into the Registration Statement and to the use of our name under the caption “Legal Matters” in the Prospectus Supplement forming a part of the Registration Statement. In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the 1933 Act and the rules and regulations thereunder.

Very truly yours,

/s/ Haynes and Boone, LLP

HAYNES AND BOONE, LLP

Schedule A

Corporate Guarantors

1.	Trinity Construction Materials, Inc., a Delaware corporation;

2.	Trinity Industries Leasing Company, a Delaware corporation;

3.	Trinity Marine Products, Inc., a Delaware corporation;

4.	Trinity North American Freight Car, Inc., a Delaware corporation;

5.	Trinity Structural Towers, Inc., a Delaware corporation; and

6.	Trinity Tank Car, Inc., a Delaware corporation.

Schedule B

LLC Guarantors

1.	Trinity Highway Products, LLC, a Delaware limited liability company;

2.	Trinity Parts & Components, LLC, a Delaware limited liability company; and

3.	Trinity Rail Group, LLC, a Delaware limited liability company.